EX-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 44 to File No. 033-41034; Amendment No. 44 to File No. 811-06324) of Delaware Group Global & International Funds of our report dated January 21, 2010, included in the 2009 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 2010